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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Tampa Electric Company on Form S-3 (File No. 333-55873) of our report dated Jan. 15, 1998 on our audits of the financial statements of Tampa Electric Company as of Dec. 31, 1997 and 1996, and for the years ended Dec. 31, 1997, 1996, and 1995, which report is included in Tampa Electric Company's 1997 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption, "experts."

                                          /s/ PricewaterhouseCoopers LLP

Tampa, Florida
July 13, 1998